As filed with the Securities and Exchange Commission on February 11, 2016
Registration No. 333-166378

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BAKER HUGHES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	76-0207995
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2929 Allen Parkway, Suite 2100
Houston, Texas 77019-2118
(Address of Principal Executive Offices, including Zip Code)

BJ Services Company 1995 Incentive Plan
BJ Services Company 1997 Incentive Plan
BJ Services Company 2000 Incentive Plan
Amended and Restated BJ Services Company 2003 Incentive Plan
(Full title of the plan)

Alan R. Crain, Esq.
Senior Vice President, Chief Legal and Governance Officer
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019-2118
(713) 439-8600
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Christine B. LaFollette
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

POST-EFFECTIVE AMENDMENT NO. 1

Baker Hughes Incorporated (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statement No. 333-166378 filed on April 29, 2010 on Form S-8 (the “Registration Statement”) to deregister all of the securities that were previously registered and remain unsold or otherwise unissued under the (i) BJ Services Company 1995 Incentive Plan; (ii) BJ Services Company 1997 Incentive Plan; (iii) BJ Services Company 2000 Incentive Plan; and (iv) Amended and Restated BJ Services Company 2003 Incentive Plan (such plans in clauses (i) through (iv), the “Plans”). The Registrant is no longer issuing securities under any of these Plans.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the8th day of February, 2016.

BAKER HUGHES INCORPORATED
By:	/s/ Martin S. Craighead
Martin S. Craighead
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 8th day of February, 2016, by the following persons in the capacities indicated below.

Signature	Title

/s/ Martin S. Craighead	Chairman, President, and Chief Executive Officer (Principal Executive Officer)
Martin S. Craighead

/s/ Kimberly A. Ross	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Kimberly A. Ross

/s/ Alan J. Keifer	Vice President and Controller
Alan J. Keifer

*	Director
Larry D. Brady

Director
Gregory D. Brenneman

*	Director
Clarence P. Cazalot, Jr.

Director
William H. Easter III

Director
Lynn L. Elsenhans

	*	Director
Anthony G. Fernandes

	*	Director
Claire W. Gargalli

Director
Pierre H. Jungels

	*	Director
James A. Lash

	*	Director
J. Larry Nichols

Director
James W. Stewart

	*	Director
Charles L. Watson

*By:	/s/ Alan J. Keifer
Alan J. Keifer Attorney-in-fact